CERTIFICATE OF MERGER
OF
CIPHERLOC CORPORATION, a TEXAS CORPORATION,
WITH AND INTO
CIPHERLOC CORPORATION, a DELAWARE CORPORATION

Pursuant to Chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this Certificate of Merger.

1. Parties to the Merger.

A. Surviving Entity: The name, organizational form, state of incorporation and file number for the filing entity surviving the merger (the "Surviving Entity") is:

Cipherloc Corporation, a Delaware for-profit corporation, File No. [N/A]. The principal place of business of the Surviving Entity is 6836 Bee Cave Road, Bldg. 1, S#279, Austin, TX 78746. Its registered or principle office address in Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

B. Non-Surviving Entity: The name, organizational form, state of incorporation and file number for the filing entity that will not survive the merger (the "Non-Surviving Entity") is:

Cipherloc Corporation, a Texas for-profit corporation, File No. 001155740. The principal place of business of the Non-Surviving Entity is 6836 Bee Cave Road, Bldg. 1, S#279, Austin, TX 78746.

2. Plan of Merger. In lieu of providing the Agreement and Plan of Merger, dated as of September 13, 2021 (the "Agreement and Plan of Merger"), each of the domestic filing entities certifies that:

A. A signed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Entity.

B. On written request, a copy of the Agreement and Plan of Merger will be furnished without cost by the Surviving Entity to any shareholder of the Surviving Entity or the Non-Surviving Entity.

A copy of the resolution of merger adopted by the governing authority of the Non-Surviving Entity on June 30, 2021, in accordance with the laws of its jurisdiction of formation and its governing documents, is attached hereto as Exhibit A.

3. No Amendments to Certificate of Formation. No amendments to the Certificate of Formation of the Surviving Entity that is a party to the merger is effected by the merger.

4. Approval of the Agreement and Plan of Merger. The Agreement and Plan of Merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

5. Effectiveness of Filing. This document becomes effective as of September 30, 2021 at 9 a.m. (ET).

6. Tax Certificate. Instead of providing the tax certificate, the Surviving Entity will be liable for the payment of the required franchise taxes.

7. Ownership of Surviving Entity. The Non-Surviving Entity is the parent organization and the Surviving Entity is the subsidiary organization. The number of outstanding ownership interests of each class or series of the Surviving Entity and the number and percentage of ownership interests of each class and series owned by the Non-Surviving Entity are as follows: 1 share of common stock, par value $0.001 per share of the Surviving Entity is outstanding, all (100%) of which is owned by the Non-Surviving Entity.

[Signature Page Follows]

The undersigned sign this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Texas Business Organizations Code, or other law applicable to and governing the Non-Surviving Entity, to execute this filing instrument.

Dated as of September 16, 2021

Cipherloc Corporation., a Texas corporation

By: ______________________________
Name: David Chasteen
Title: Chief Executive Offficer

EXHIBIT A

[Resolution of Governing Authority of Non-Surviving Entity]

WHEREAS, the Board has reviewed and considered the reincorporation (the "Reincorporation") of the Company from the State of Texas to the State of Delaware as described in the Proxy Statement pursuant to the Agreement and Plan of Merger substantially in the form set forth as Exhibit B to the Proxy Statement (the "Merger Agreement");

NOW, THEREFORE, BE IT RESOLVED, that the Reincorporation and the Merger Agreement be, and the same hereby are, approved and adopted subject to subsequent approval by the stockholders of the Company;

RESOLVED, that the Authorized Officers be, and each acting alone is, hereby authorized, empowered and directed, for and on behalf and in the name of the Company, to present the Reincorporation and the Merger to the stockholders for their approval at the Annual Meeting.